UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: November 14, 2011

Date of earliest event reported: November 11, 2011

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective November 11, 2011, Calavo Growers, Inc. (“we” or “the Company”), and Farm Credit West, PCA, entered into three agreements: (1) Second Amendment to Term Revolving Credit Agreement which amended our existing credit facility, (2) Second Amendment to Term Loan Agreement, which amended our existing term loan, and (3) Second Amendment to Promissory Note, which amended our existing promissory note related to such term loan.

The amendments related to our credit facility and our term loan simply adjust the various financial covenants, the most significant relating to tangible net worth (as defined), Fixed Charge Coverage Ratio (as defined) and Current Ratio (as defined), to match those as shown in our credit facility and term loan with Bank of America, N.A. (“BoA”) A discussion of our credit facility and term loan with BoA can be found in Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant in our 8-K filed on October 6, 2011.

The amendment related to the promissory note simply changes the payment terms to a fixed principal amount per month, with the corresponding interest calculated on a monthly basis, rather than a fixed principal and interest payment per month.

The preceding discussion is qualified by reference to the related agreements, which are filed as exhibits to this Current Report on Form 8-K and is incorporated herein.

Item	9.01. Financial Statements and Exhibits.

10.1	Amendment No. 2 to Term Revolving Credit Agreement dated October 31, 2011 between Farm Credit West, PCA and Calavo Growers, Inc.
10.2	Amendment No. 2 to Term Loan Agreement dated October 31, 2011 between Farm Credit West, PCA and Calavo Growers, Inc.
10.3	Amendment No. 2 to Promissory Note dated October 31, 2011 between Farm Credit West, PCA and Calavo Growers, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.

November 14, 2011	By:	/s/ Lecil E. Cole
Lecil E. Cole
Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

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